EXHIBIT 21

                              List of Subsidiaries





                                                                           Jurisdiction                         Percent
                                                                                of                                of
                     Name of Corporation                                   Incorporation                       Ownership

          Winnebago Industries, Inc.                                           Iowa                             Parent
          Winnebago International Corporation                                  Iowa                              100%
          Winnebago Realty Corporation                                         Iowa                              100%
          Winnebago Acceptance Corporation                                     Iowa                              100%
          Winnebago R.V., Inc.                                               Delaware                            100%
          Winnebago Products, Inc.                                             Iowa                              100%
          Winnebago Industries Europe GmbH                                    Germany                            100%
          Cycle-Sat, Inc.                                                      Iowa                               80%